UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2009

Advanta Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 8, 2009, Advanta Corp. (the “Company”) announced that as of 12:00 p.m. New York City time, on June 8, 2009, Advanta Bank Corp. (the “Bank”) had terminated its previously announced cash tender offer for up to $1.4 billion of Advanta Business Card Master Trust’s Class A senior notes (the “ABCMT Notes Tender Offer”).  The Bank is terminating the ABCMT Notes Tender Offer because it recently has been determined that a regulatory condition to the tender offer will not be satisfied.  The previously announced tender offer consideration will not be paid or become payable to holders of the Advanta Business Card Master Trust’s Class A senior notes who validly tendered their notes in connection with the tender offer.  All tendered notes will be returned to the holders thereof (or, in the case of notes tendered by book-entry transfer, the notes will be credited to the account maintained at The Depositary Trust Company from which the notes were delivered) as promptly as practicable.

The termination of the ABCMT Notes Tender Offer has no impact on the Company’s ability to proceed with its previously announced tender offer for any and all of the $100 million of outstanding Advanta Capital Trust I 8.99% Capital Securities (the “Capital Securities Tender Offer”).

As a result of the termination of the ABCMT Notes Tender Offer, the Company will not be able to complete all of the components of its previously announced plan to limit the Company’s credit loss exposure and maximize its capital and its liquidity measures.  The Company expects that it will not be able to fully realize its objectives of maximizing its capital and its liquidity measures due to the termination of the ABCMT Notes Tender Offer.  However, the Company still expects to realize the limitation of its credit loss exposure due to the early amortization of the Company’s securitization transactions that is expected to begin this month and the closing of all of the customers’ accounts to future purchases and activity that was effective as of May 30, 2009.

In addition, the Company expects the Bank to enter into an agreement with its regulators in the near term about its operations.

______________________________

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  The most significant among these risks and uncertainties are the impact of litigation and legal, regulatory, administrative and other claims, investigations or proceedings.  The cautionary statements provided above are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Item 9.01  Financial Statements and Exhibits.

(c)     Exhibits.

         99.1 Press Release issued June 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date:	June 8, 2009
		By:	/s/ Jay A. Dubow
Jay A. Dubow
Administrative Officer, Senior Vice
President, Secretary and
General Counsel